Exhibit 14

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Pilgrim Mutual Funds

We consent to the use of our report on the Pilgrim Emerging Countries Fund incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.

                                        /s/ KPMG LLP

Los Angeles, California
December 18, 2000